OMB APPROVAL
OMB Number 3235-0060
Expires: January 31, 2008
Estimate average burden hours per response: 38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 21, 2010
G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 912-5500
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 21, 2010, in accordance with the terms of our Amended and Restated Loan Agreement dated as of October 1, 2008 among G&K Receivables Corp., G&K Services, Inc., Three Pillars Funding LLC and Suntrust Robinson Humphrey, Inc. (“Administrator”), as amended by Amendment No. 1, dated September 30, 2009 (collectively, the “Loan Agreement’), we notified the Administrator of a voluntary $10,000,000 reduction of the Loan Agreement’s Facility Limit due to our current lower accounts receivable balances when compared to historical levels. Such reduction shall be effective as of July 1, 2010. After giving effect to the reduction, the new Facility Limit under the Loan Agreement will be $40,000,000.
All of the terms of the Loan Agreement remain unchanged. This summary is qualified in its entirety by reference to the terms of the Facility Reduction Notice attached hereto as Exhibit 10.1, which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the respective meanings afforded them in the Loan Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above, the provisions of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (c) Exhibits
10.1	Facility Reduction Notice, dated June 21, 2010
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2010	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
		Its	Vice President, General Counsel and Corporate Secretary